Registration No. 333-_____

As filed with the Securities and Exchange Commission on March 23, 2006

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GILAT SATELLITE NETWORKS LTD.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Gilat House, 21 Yegia Kapayim Street, Daniv Park, Kiryat Arye,
Petah Tikva, Israel, 49130
(Address of Principal Executive Offices) (Zip Code)

GILAT SATELLITE NETWORKS LTD. 2003 STOCK OPTION PLAN (Full title of the plan)

Rachel Prishkolnik, Adv.
21 Yegia Kapayim Street
Daniv Park, Kiryat Arye
Petah Tikva 49130, Israel
(Name, address of agent for service)

(972) 3-925-2000
(Telephone number, including area code, of agent for service)

Copy to:

Steven J. Glusband, Esq.
Carter Ledyard & Milburn LLP
2 Wall Street
New York, New York 10005
(212) 732-3200

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee (2)
Ordinary shares, par value NIS 0.20 per share	695,000 (3)	$5.87 (4)	$ 4,079,650	$ 436.52
Ordinary shares, par value NIS 0.20 per share	2,805,000 (5)	$5.77 (6)	$16,184,850	$1,731.78
Total	3,500,000	N/A	$20,264,500	$2,168.30

(1)	In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of the Registrant’s ordinary shares, par value NIS 0.20 per share (the “Ordinary Shares”) that may be offered or issued pursuant to the Gilat Satellite Networks Ltd. 2003 Stock Option Plan by reason of stock splits, stock dividends or similar transactions.

(2)	Calculated pursuant to Section 6(b) of the Securities Act of 1933 as follows: proposed maximum aggregate offering price multiplied by 0.000107.

(3)	Issuable under options that may be granted in the future under the Registrant’s 2003 Stock Option Plan.

(4)	Pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, the proposed maximum offering price per share is calculated based on the average of the daily high and low sale prices of the Ordinary Shares as quoted on the NASDAQ National Market on March 22, 2006.

(5)	Issuable under options previously granted under the Registrant’s 2003 Stock Option Plan.

(6)	Pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, in the case of Ordinary Shares purchasable upon exercise of outstanding options, the proposed maximum offering price is the exercise price provided for in the respective option grant.

This Registration Statement shall become effective immediately upon filing as provided in Rule 462 under the Securities Act of 1933.

EXPLANATORY NOTE

        The purpose of this Registration Statement on Form S-8 is to register an additional 3,500,000 Ordinary Shares for issuance under the Registrant’s 2003 Stock Option Plan, or the Plan (of which, options to purchase 2,805,000 Ordinary Shares were previously granted under the Plan and options to purchase 695,000 Ordinary Shares may be granted in the future under the Plan). In accordance with General Instruction E of Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-113932) filed with the Securities and Exchange Commission (the “Commission”) on March 25, 2004, as supplemented by the Registrant’s Registration Statement on Form S-8 (File No. 333-123410) filed with the Commission on March 17, 2005, are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

Item 8. EXHIBITS.

4.1	Memorandum of Association, as amended (1)

4.2	Articles of Association, as amended and restated (2)

4.3	Gilat Satellite Networks Ltd. 2003 Stock Option Plan (including the Gilat Satellite Networks Ltd. Section 102 Employee Stock Option Plan (2003) attached thereto as Exhibit A) (3)

5	Opinion of Israel Kolevsohn, Adv., General Counsel to the Registrant.

23.1	Opinion of Israel Kolevsohn, Adv., General Counsel to the Registrant (contained in Exhibit 5)

23.2	Consent of Kost Forer Gabbay & Kasierer (relating to the Registrant)

23.3	Consent of Mayer Hoffman McCann P.C. (relating to StarBand Communications Inc.)

23.4	Power of Attorney (included as part of this Registration Statement).

(1)	Filed as a Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F for the fiscal year ending December 31, 2000, filed with the Commission and incorporated herein by reference
(2)	Filed as Exhibit 1.2 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2005, filed with the Commission on March 23, 2006, and incorporated herein by reference.
(3)	Filed as a Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 (File No. 333-113932), filed with the Commission on March 25, 2004, and incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petah Tikvah, State of Israel on this 23rd day of March, 2006.

GILAT SATELLITE NETWORKS LTD. BY: /S/ Amiram Levinberg —————————————— Amiram Levinberg Chief Executive Officer

POWERS OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of Gilat Satellite Networks Ltd., an Israeli company (the “Company”), hereby constitute and appoint Amiram Levinberg and Tal Payne, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in either or both of them, to sign for the undersigned and in their respective names as officers and as directors of the Company, a Registration Statement on Form S-8 (or other appropriate form) (the “Registration Statement”) relating to the proposed issuance of Ordinary Shares, par value NIS 0.20 per share, of the Company pursuant to the exercise of stock options and other awards granted under the Gilat Satellite Networks Ltd. 2003 Stock Option Plan (or any and all amendments, including post-effective amendments, to the Registration Statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ —————————————— Amiram Levinberg	Chief Executive Officer and Chairman	March 23, 2006

/s/ —————————————— Tal Payne	Chief Financial and Accounting Officer	March 23, 2006

—————————————— Jeremy Blank	Director	March 23, 2006

/s/ —————————————— Haim Benjamini	Director	March 23, 2006

—————————————— Udi Ganani	Director	March 23, 2006

/s/ —————————————— Leora Meridor	Director	March 23, 2006

—————————————— Karen Sarid	Director	March 23, 2006

/s/ —————————————— Itzik Tamir	Director	March 23, 2006

Gilat Satellite Networks Inc. By: /s/ —————————————— Name: Erez Antebi Title: Director	Authorized Representative in the United States	March 23, 2006